UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2001

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On December 5, 2001, Corel Corporation provided an update to the company's strategy for fiscal 2002, including new market opportunities, financial projections, and further details on the Micrografx and SoftQuad acquisitions. For fiscal 2002, Corel's strategy is centered around a three-point initiative which will see the company segment the market to address key customer profiles; make strategic investments to capture new markets; and develop solutions for emerging markets in order to address the evolving needs of its global customer base.

See Exhibits 99.1 - Press Release and 99.2 - Transcript of Teleconference and Webcast.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(c) Exhibits

99.1 Press Release issued by Corel Corporation on December 5, 2001.

99.2 Transcript of Teleconference and Webcast from December 5, 2001.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2001

COREL CORPORATION

(Registrant)

By:	/s/John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)